UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

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Universal Power Industry Corporation

(Exact name of registrant as specified in its charter)

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Wyoming	001-553814	47-1109428
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1385 Broadway

Suite 603A

New York, New York 10018
(Address of Principal Executive Offices) (Zip Code)

(800) 540-2079
(Registrant’s telephone number, including area code)

Code Navy

9981 Irvine Center Drive, Suite 200

Irvine, California 92618

(949) 545-9363
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, Tamara Semenova as Chief Executive Officer, Chief Financial Officer, Secretary, and Director of Code Navy (the “Company”) informed the Company that she intends to resign from her positions, effective immediately. Ms. Semenova’s resignation is not the result of any disagreement with the Company, its management or its board of directors.

On March 24, 2016, Chun Pao Leng was appointed Chief Executive Officer, Chief Financial Officer, Secretary, and Director of the Company. Mr. Leng was appointed by unanimous written consent of the board of directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2016, Code Navy (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Wyoming under which the name of the Company was changed to Universal Power Industry Corporation (the “Amendment”). The Amendment, by unanimous written consent in lieu of a special meeting of stockholders, was approved by a majority of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 13, 2016	Universal Power Industry Corporation
	By	/s/ Chun Pao Leng
Name: Chun Pao Title: President